EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D (and any further amendment filed by them) with respect to the Common Stock, par value $0.001 per share, of the Issuer, a Delaware corporation.

Dated: October 17, 2012

SYMPHONY CAPITAL PARTNERS, L.P.

	By:	Symphony Capital GP, L.P.
its general partner

	By:	Symphony GP, LLC
its general partner

	By:	/s/ Mark Kessel
		Name:	Mark Kessel
		Title:	Managing Member

SYMPHONY CAPITAL GP, L.P.

	By:	Symphony GP, LLC
its general partner

	By:	/s/ Mark Kessel
		Name:	Mark Kessel
		Title:	Managing Member

SYMPHONY GP, LLC

	By:	/s/ Mark Kessel
		Name:	Mark Kessel
		Title:	Managing Member

SYMPHONY STRATEGIC PARTNERS, LLC

	By:	/s/ Mark Kessel
		Name:	Mark Kessel
		Title:	Managing Member

/s/ Mark Kessel
MARK KESSEL

/s/Harri V. Taranto
HARRI V. TARANTO